Exhibit 3(i)(b)


Sally Fonner
1612 N. Osceola Avenue
Clearwater, FL  34615
                                                            FILED: Nov. 13, 1986

                                                              Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                        MARCI INTERNATIONAL IMPORTS, INC.

                                    * * * * *

         1. The name of the corporation is

            MARCI INTERNATIONAL IMPORTS, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is Ten Million (10,000,000) and the par value of each of such shares is One Cent ($0.01) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

         5A. The name and mailing address of each incorporator is as follows:

                  NAME                      MAILING ADDRESS

                  D.A. Hampton Corporation Trust Center
                                           1209 Orange Street
                                           Wilmington, Delaware 19801

                  J.A. Grodzicki           Corporation Trust Center
                                           1209 Orange Street
                                            Wilmington, Delaware 19801

                  S.J. Queppet Corporation Trust Center
                                           1209 Orange Street
                                           Wilmington, Delaware 19801

     5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                  NAME              MAILING ADDRESS

                  Stanley Atkins         39 Hill Street
                                         Roswell, Georgia 30077

                  Joseph Lefkoff         11 Piedmont Center, Suite 806
                                         3495 Piedmont Road
                                         Atlanta, Georgia 30305

                  John Cobb              39 Hill Street
                                         Roswell, Georgia 30077

         6. The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     8. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each to consist of one-third of the total number of directors. The directors of the first class, shall be elected for a term of two years; the directors of the second class, for a term of two years; and the directors of the third class, for a term of one year; and at each annual election the successors to the class of directors whose term shall expire in that year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year.

     9. The corporation shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware.

     10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stock-holders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 13th day of November, 1986.

                                                   -----------------------------
                                                     D.A. Hampton

                                                   -----------------------------
                                                     J.A. Grodzicki

                                                   -----------------------------
                                                     S.J. Queppet